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Exhibit 99.1

PLAYTEX PRODUCTS, INC.
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Playtex Products, Inc. (the "Company") on Form 10-K for the year ended December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael R. Gallagher, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 27, 2003	By:	/S/ MICHAEL R. GALLAGHER Michael R. Gallagher Chief Executive Officer (Principal Executive Officer)

        A signed original of this written statement required by Section 906 has been provided to Playtex Products, Inc. and will be retained by Playtex Products, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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PLAYTEX PRODUCTS, INC. CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002